Exhibit 99.3

CONSENT OF GREGORY L. EBEL

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Enbridge Inc. (the “Registrant”) in the Registration Statement on Form F-4 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

By:	/s/ Gregory L. Ebel
Name:	Gregory L. Ebel

Dated: September 23, 2016